RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2004-S1 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-S1
                     $ 111,717 0.00% CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated February 24, 2004
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated February 24, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
520 - 539..................           1          $    591,142            0.27%         $   591,142               46.00%
540 - 559..................           2               803,386            0.36              401,693               63.27
560 - 579..................           1               946,009            0.43              946,009               64.00
580 - 599..................           5             2,408,657            1.09              481,731               55.88
620 - 639..................           7             2,829,232            1.28              404,176               69.82
640 - 659..................          14             6,137,532            2.78              438,395               66.69
660 - 679..................          21             9,525,683            4.32              453,604               66.45
680 - 699..................          31            14,400,012            6.53              464,517               67.68
700 - 719..................          49            21,682,197            9.83              442,494               69.72
720 - 739..................          43            18,919,784            8.58              439,995               69.38
740 - 759..................          63            29,914,811           13.56              474,838               65.49
760 - 779..................          74            32,820,382           14.88              443,519               68.13
780 - 799..................          90            42,417,822           19.23              471,309               64.73
800 or greater.............          82            37,153,130           16.85              453,087               65.67
                                  ---------      ------------       -------------      ------------        ----------------
     Total.................         483          $220,549,779          100.00%         $   456,625               66.62%
                                  =========      ============       =============      ============        ================

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 749.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                           MORTGAGE RATES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.375 - 5.499..............        5         $  2,208,852         1.00%         $    441,770        734           74.23%
5.500 - 5.624..............       15            8,162,942         3.70               544,196        770           59.12
5.625 - 5.749..............       27           14,831,683         6.72               549,322        761           63.82
5.750 - 5.874..............       52           25,051,820        11.36               481,766        755           65.14
5.875 - 5.999..............      140           62,031,811        28.13               443,084        749           65.27
6.000 - 6.124..............       98           45,159,176        20.48               460,808        753           67.97
6.125 - 6.249..............       77           33,617,304        15.24               436,588        749           69.04
6.250 - 6.374..............       39           16,971,580         7.70               435,169        723           67.46
6.375 - 6.499..............       13            5,508,295         2.50               423,715        752           69.54
6.500 - 6.624..............        9            3,340,018         1.51               371,113        741           76.87
6.625 - 6.749..............        5            2,020,467         0.92               404,093        713           69.69
6.750 - 6.874..............        3            1,645,831         0.75               548,610        682           62.66
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      483         $220,549,779       100.00%         $    456,625        749           66.62%
                             ==========      ============     ============      ============   =============  =============

As of March 1, 2005, the weighted average mortgage rate was approximately 5.9548% per annum.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
   100,000 or less.........        3         $    203,721          0.09%        $     67,907        756           75.70%
   100,001 - 200,000.......       12            1,683,027          0.76              140,252        726           68.47
   200,001 - 300,000.......       12            2,796,769          1.27              233,064        752           66.80
   300,001 - 400,000.......      169           61,757,320         28.00              365,428        751           68.90
   400,001 - 500,000.......      124           55,405,058         25.12              446,815        752           66.70
   500,001 - 600,000.......      105           56,352,777         25.55              536,693        749           68.69
   600,001 - 700,000.......       32           19,984,031          9.06              624,501        750           65.64
   700,001 - 800,000.......        9            6,608,691          3.00              734,299        756           66.70
   800,001 - 900,000.......        5            4,193,244          1.90              838,649        704           55.11
   900,001 - 1,000,000.....       12           11,565,142          5.24              963,762        739           49.30
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      483         $220,549,779        100.00%        $    456,625        749           66.62%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............           58         $ 31,006,039          14.06%          $    534,587               753
50.01 - 55.00..............           33           13,615,170           6.17                412,581               760
55.01 - 60.00..............           40           19,126,840           8.67                478,171               742
60.01 - 65.00..............           57           26,775,722          12.14                469,750               746
65.01 - 70.00..............           70           32,689,876          14.82                466,998               742
70.01 - 75.00..............           60           24,705,467          11.20                411,758               741
75.01 - 80.00..............          151           67,380,437          30.55                446,228               755
80.01 - 85.00..............            3            1,073,326           0.49                357,775               727
85.01 - 90.00..............            8            3,200,553           1.45                400,069               739
90.01 - 95.00..............            3              976,350           0.44                325,450               743
                                  ---------      ------------       -------------      ------------        ----------------
      Total................          483        $ 220,549,779         100.00%          $    456,625               749
                                  =========      ============       =============      ============        ================

The weighted average LTV ratio at origination of the mortgage loans was approximately 66.62%.


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................        2         $    966,026          0.44%        $    483,013        773          77.00%
Arkansas...................        1              331,325          0.15              331,325        773          77.00
Arizona....................        4            2,191,157          0.99              547,789        774          74.16
California.................      233          106,115,378         48.11              455,431        752          64.50
Colorado...................       16            6,176,590          2.80              386,037        777          70.49
Connecticut................        6            3,042,096          1.38              507,016        755          68.46
Delaware...................        1              685,997          0.31              685,997        627          70.00
Florida....................       15            6,267,344          2.84              417,823        727          58.89
Georgia....................       10            4,390,442          1.99              439,044        746          72.28
Hawaii.....................        6            3,620,482          1.64              603,414        760          67.67
Iowa.......................        1              211,146          0.10              211,146        825          72.00
Idaho......................        3            1,391,137          0.63              463,712        636          65.60
Illinois...................       20           11,262,967          5.11              563,148        758          55.66
Indiana....................        2              876,834          0.40              438,417        725          85.60
Kentucky...................        2              907,124          0.41              453,562        732          77.17
Louisiana..................        1              354,685          0.16              354,685        771          52.00
Massachusetts..............       14            6,994,381          3.17              499,599        734          63.27
Maryland...................       10            4,897,039          2.22              489,704        750          65.61
Maine......................        1              221,618          0.10              221,618        623          65.00
Michigan...................        6            2,967,390          1.35              494,565        733          65.89
Minnesota..................        3            1,368,237          0.62              456,079        768          74.71
Mississippi................        1              599,043          0.27              599,043        794          60.00
Montana....................        1              533,809          0.24              533,809        788          80.00
North Carolina.............        5            1,983,923          0.90              396,785        714          77.22
New Jersey.................       13            6,274,294          2.84              482,638        730          68.32
New Mexico.................        2              750,951          0.34              375,475        741          64.20
Nevada.....................        7            2,697,288          1.22              385,327        755          72.23
New York...................        9            3,804,342          1.72              422,705        760          64.42
Ohio.......................        3            1,035,775          0.47              345,258        760          77.07
Oklahoma...................        3              560,890          0.25              186,963        759          75.76
Oregon.....................        8            3,113,446          1.41              389,181        770          77.37
Pennsylvania...............        3            1,388,698          0.63              462,899        759          73.00
South Carolina.............        1              376,523          0.17              376,523        788          85.00
Tennessee..................        1              354,229          0.16              354,229        653          80.00
Texas......................       26           13,042,606          5.91              501,639        732          72.48
Utah.......................        1              408,705          0.19              408,705        680          80.00
Virginia...................       28           12,913,631          5.86              461,201        762          73.90
Vermont....................        1              389,190          0.18              389,190        805          75.00
Washington.................       10            4,187,532          1.90              418,753        725          71.37
Wisconsin..................        1              432,332          0.20              432,332        684          54.00
Wyoming....................        2              463,176          0.21              231,588        786          71.23
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      483         $220,549,779        100.00%        $    456,625        749          66.62%
                             ==========      ============     ============      ============   =============  =============

         No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Illinois and no more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Illinois.


                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      164         $ 74,592,800         33.82%        $    454,834        757           73.02%
Rate/Term Refinance........      229          106,877,921         48.46              466,716        744           64.31
Equity Refinance...........       90           39,079,058         17.72              434,212        746           60.71
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      483         $220,549,779        100.00%        $    456,625        749           66.62%
                             ==========      ============     ============      ============   =============  =============



                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      392         $181,261,163        82.19%         $    462,401        751          68.86%
Reduced Documentation......       91           39,288,616        17.81               431,743        741          56.28
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      483         $220,549,779       100.00%         $    456,625        749          66.62%
                             ==========      ============     ============      ============   =============  =============

         No more than 54.5% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 5.0% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       OCCUPANCY TYPE           LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      476         $217,170,740        98.47%         $    456,241        749          66.57%
Second/Vacation............        7            3,379,039         1.53               482,720        734          69.93
                             ----------      ------------     ------------      ------------   -------------  -------------
     Total.................      483         $220,549,779       100.00%         $    456,625        749          66.62%
                             ==========      ============     ============      ============   =============  =============



                                                      MORTGAGED PROPERTY TYPES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      367         $165,699,790         75.13%        $    451,498        750          66.34%
Planned Unit Developments
(detached).................      103           49,603,895         22.49              481,591        742          67.72
Townhouse..................        4            2,230,301          1.01              557,575        774          54.92
Condo Low-Rise (less than
5 stories).................        5            1,492,097          0.68              298,419        749          73.55
Planned Unit Developments
(attached).................        2              685,456          0.31              342,728        769          79.20
Two-to-four family units...        1              469,567          0.21              469,567        776          57.00
Condo High-Rise
(9 stories or more)........        1              368,673          0.17              368,673        814          75.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      483         $220,549,779        100.00%        $    456,625        749          66.62%
                             ==========      ============     ============      ============   =============  =============



                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.095......................       5          $  2,208,852         1.00%         $    441,770        734           74.23%
5.220......................      15             8,162,942         3.70               544,196        770           59.12
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      20          $ 10,371,794         4.70%         $    518,590        763           62.34%
                             ==========      ============     ============      ============   =============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.078493418%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:




                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      98         93        82         76          71
April 2007.............................................      97         86        66         57          49
April 2008.............................................      95         79        53         43          33
April 2009.............................................      93         73        43         32          23
April 2010.............................................      91         67        34         24          16
April 2011.............................................      89         62        28         18          11
April 2012.............................................      87         57        22         13           7
April 2013.............................................      85         52        18         10           5
April 2014.............................................      83         47        14          7           3
April 2015.............................................      80         43        11          5           2
April 2016.............................................      77         39         9          4           2
April 2017.............................................      75         36         7          3           1
April 2018.............................................      72         32         5          2           1
April 2019.............................................      68         29         4          1           *
April 2020.............................................      65         26         3          1           *
April 2021.............................................      62         23         3          1           *
April 2022.............................................      58         20         2          1           *
April 2023.............................................      54         18         2          *           *
April 2024.............................................      50         15         1          *           *
April 2025.............................................      46         13         1          *           *
April 2026.............................................      41         11         1          *           *
April 2027.............................................      36          9         *          *           *
April 2028.............................................      31          7         *          *           *
April 2029.............................................      25          6         *          *           *
April 2030.............................................      20          4         *          *           *
April 2031.............................................      14          3         *          *           *
April 2032.............................................       7          1         *          *           *
April 2033.............................................       1          *         *          *           *
April 2034.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........      17.5      10.1       4.6        3.5         2.8

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance............   $10,378,739.82       $213,393,846.84
Weighted average mortgage rate.........     5.4733859924%               5.9795%
Weighted average servicing fee rate....     0.2800000000%               0.3300%
Weighted average original term to
maturity (months)......................              360                   359
Weighted average remaining term
to maturity (months)...................              337                   341

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$81,729.......................  1.9%    3.5%    8.0%    10.7%    13.6%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.



                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $ 41,799,848        156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081            485,414          2,147            488,965          1,968        469,058
  60 to 89 days............        297             66,720            336             72,625            327         75,698
  90 days or more..........        301             69,148            307             68,860            333         76,136
Foreclosures Pending.......        419            100,940            340             81,219            350         91,964
Total Delinquent Loans.....      3,098       $    722,221          3,130           $711,669          2,978       $712,856
Percent of Loan
    Portfolio..............      1.943%             1.728%         1.996%             1.701%         2.092%         1.871%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $ 29,652,506        61,336         $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days............      1,391            350,118           813             202,438            354        101,882
  60 to 89 days............        256             59,355           180              37,722             80         18,514
  90 days or more..........        277             67,047           229              51,671             99         22,840
Foreclosures Pending.......        333             80,326           243              58,402            139         31,349
Total Delinquent Loans.....      2,257       $    556,846         1,465            $350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%             1.878%        2.388%              1.790%         1.300%         0.990%


----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.




                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                   AT DECEMBER 31, 1999             AT DECEMBER 31, 2000            AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     31,572       $  5,733,023        29,442         $5,424,670         26,174     $4,923,160
Period of Delinquency
  30 to 59 days............        476             87,173           481             80,450            436         72,245
  60 to 89 days............         72             13,317            85             14,464             71         13,138
  90 days or more..........         68             14,146            57             12,443             64         12,292
Foreclosures Pending.......        113             23,846            87             17,435             79         22,361
Total Delinquent Loans.....        729       $    138,482           710           $124,791            650       $120,036
Percent of Loan
    Portfolio..............      2.309%             2.416%        2.412%             2.300%         2.483%         2.438%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003              AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......     20,813       $  4,388,764       15,134          $3,902,833         12,980     $3,701,651
Period of Delinquency
  30 to 59 days............        303             56,489          221              45,326             80         18,542
  60 to 89 days............         62             12,354           38               7,098             21          4,011
  90 days or more..........         66             16,163           55               9,585             15          2,980
Foreclosures Pending.......         68             14,099           53              11,232             26          5,253
Total Delinquent Loans.....        499       $     99,105          367             $73,241            142        $30,786
Percent of Loan
    Portfolio..............      2.398%             2.258%       2.425%              1.877%         1.094%         0.832%

----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $41,799,848          $41,837,077            $38,092,093
Average Portfolio Balance....       $41,744,291          $41,712,987            $40,578,437
Foreclosed Loans.............           $36,732              $18,166                $11,865
Liquidated Foreclosed Loans..          $ 40,097              $57,997                $35,574
Foreclosed Loans Ratio.......             0.088%               0.043%                 0.031
Gross Loss...................            $6,022              $16,608                 $9,085
Gross Loss Ratio.............             0.014%               0.040%                 0.022
Covered Loss.................            $3,549               $6,438                 $5,451
Net Loss.....................            $2,473              $10,170                 $3,633
Net Loss Ratio...............             0.006%               0.024%                 0.009
Excess Recovery..............              $333                  $39                     $5


                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $29,652,506          $19,562,648            $17,633,235
Average Portfolio Balance....       $34,185,451          $23,080,737            $17,999,485
Foreclosed Loans.............           $13,924               $9,435                 $2,109
Liquidated Foreclosed Loans..           $30,193              $28,302                $16,609
Foreclosed Loans Ratio.......             0.047%               0.048%                 0.012%
Gross Loss...................            $5,871               $5,331                 $2,922
Gross Loss Ratio.............             0.017%               0.023%                 0.016%
Covered Loss.................            $3,056               $4,219                 $1,648
Net Loss.....................            $2,816               $1,112                 $1,274
Net Loss Ratio...............             0.008%               0.005%                 0.007%
Excess Recovery..............              $108                  $18                    $68



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $ 5,733,023          $ 5,424,670            $ 4,923,160
Average Portfolio Balance....       $ 6,483,857          $ 5,497,288            $ 5,208,164
Foreclosed Loans.............            $7,705               $2,749                   $841
Liquidated Foreclosed Loans..            $7,487              $10,220                 $5,253
Foreclosed Loans Ratio.......             0.134%               0.051%                 0.017
Gross Loss...................            $1,142               $4,343                 $1,657
Gross Loss Ratio.............             0.018%               0.079%                 0.032
Covered Loss.................              $561                 $895                 $1,202
Net Loss.....................              $581               $3,449                   $456
Net Loss Ratio...............             0.009%               0.063%                 0.009
Excess Recovery..............              $148                  $25                     $0


                                   AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED           YEAR ENDED            YEAR ENDED
                                 DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $ 4,388,764          $ 3,902,833            $ 3,701,651
Average Portfolio Balance....       $ 4,572,334          $ 4,082,685            $ 3,702,764
Foreclosed Loans.............            $3,323               $2,051                   $798
Liquidated Foreclosed Loans..            $3,685               $5,319                 $2,680
Foreclosed Loans Ratio.......             0.076%               0.053%                 0.022%
Gross Loss...................            $1,047               $1,473                   $581
Gross Loss Ratio.............             0.023%               0.036%                 0.016%
Covered Loss.................              $462                 $884                   $227
Net Loss.....................              $585                 $589                   $353
Net Loss Ratio...............             0.013%               0.014%                 0.010%
Excess Recovery..............                $0                   $0                    $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XEX7    36,709,062.50  36,709,062.50     4.000000  %          0.00
A-2     76111XEY5    16,685,937.50  16,685,937.50     2.817500  %          0.00
A-3     76111XEZ2             0.00           0.00     5.182500  %          0.00
A-4     76111XFA6    11,480,000.00  11,480,000.00     5.250000  %          0.00
A-5     76111XFB4    35,228,000.00  18,680,958.16     5.250000  %  2,084,823.80
A-6     76111XFC2    16,285,000.08           0.00     5.250000  %          0.00
A-7     76111XFD0    18,000,000.00  18,803,186.18     5.250000  %          0.00
A-8     76111XFE8    29,494,000.00  29,494,000.00     5.250000  %          0.00
A-9     76111XFF5       506,000.00     506,000.00     5.250000  %          0.00
A-10    76111XFG3   135,499,999.92  97,276,628.80     5.250000  %  2,427,171.43
A-P     76111XFH1       116,391.87     114,624.06     0.000000  %        195.82
A-V     76111XFJ7             0.00           0.00     0.384549  %          0.00
R-I     76111XFK4           100.00           0.00     5.250000  %          0.00
R-II    76111XFL2           100.00           0.00     5.250000  %          0.00
M-1     76111XFM0     4,000,700.00   3,959,691.83     5.250000  %      4,282.17
M-2     76111XFN8     1,384,600.00   1,370,407.50     5.250000  %      1,482.01
M-3     76111XFP3       923,100.00     913,637.99     5.250000  %        988.04
B-1     76111XFQ1       615,400.00     609,092.00     5.250000  %        658.70
B-2     76111XFR9       461,600.00     456,868.48     5.250000  %        494.07
B-3     76111XFS7       307,733.57     304,579.22     5.250000  %        329.38

-------------------------------------------------------------------------------
                  307,697,725.44   237,364,674.22                  4,520,425.42
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       122,363.54    122,363.54            0.00       0.00     36,709,062.50
A-2        39,177.19     39,177.19            0.00       0.00     16,685,937.50
A-3        72,062.39     72,062.39            0.00       0.00              0.00
A-4        50,225.00     50,225.00            0.00       0.00     11,480,000.00
A-5        81,729.19  2,166,552.99            0.00       0.00     16,596,134.36
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00       82,263.94       0.00     18,885,450.12
A-8       129,036.25    129,036.25            0.00       0.00     29,494,000.00
A-9         2,213.75      2,213.75            0.00       0.00        506,000.00
A-10      425,585.25  2,852,756.68            0.00       0.00     94,849,457.37
A-P             0.00        195.82            0.00       0.00        114,428.24
A-V        76,065.25     76,065.25            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        17,323.65     21,605.82            0.00       0.00      3,955,409.66
M-2         5,995.53      7,477.54            0.00       0.00      1,368,925.49
M-3         3,997.17      4,985.21            0.00       0.00        912,649.95
B-1         2,664.78      3,323.48            0.00       0.00        608,433.30
B-2         1,998.80      2,492.87            0.00       0.00        456,374.41
B-3         1,332.53      1,661.91            0.00       0.00        304,249.84

-------------------------------------------------------------------------------
        1,031,770.27  5,552,195.69       82,263.94       0.00    232,926,512.74
===============================================================================









































Run:        04/26/05     10:32:41
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    0.000000     3.333333     3.333333   0.000000 1000.000000
A-2    1000.000000    0.000000     2.347917     2.347917   0.000000 1000.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     530.287219   59.180873     2.320007    61.500880   0.000000  471.106346
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1044.621454    0.000000     0.000000     0.000000   4.570219 1049.191673
A-8    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    717.908700   17.912704     3.140851    21.053555   0.000000  699.995996
A-P     984.811574    1.682420     0.000000     1.682420   0.000000  983.129154
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     989.749749    1.070353     4.330155     5.400508   0.000000  988.679396
M-2     989.749749    1.070352     4.330153     5.400505   0.000000  988.679396
M-3     989.749746    1.070350     4.330159     5.400509   0.000000  988.679396
B-1     989.749757    1.070361     4.330159     5.400520   0.000000  988.679396
B-2     989.749760    1.070364     4.330156     5.400520   0.000000  988.679396
B-3     989.749737    1.070341     4.330142     5.400483   0.000000  988.679396

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:41                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1 (POOL #  4803)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4803
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       49,597.83
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    14,501.73

SUBSERVICER ADVANCES THIS MONTH                                       11,102.23
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2   1,916,979.61

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     232,926,512.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          510

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,181,448.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.79061100 %     2.63171100 %    0.57739830 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.73296900 %     2.67766216 %    0.58805260 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,076,977.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,076,977.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.95794215
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.20

POOL TRADING FACTOR:                                                75.69978374

Run:        04/26/05     10:57:30                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XEX7    36,709,062.50  36,709,062.50     4.000000  %    352,866.80
A-2     76111XEY5    16,685,937.50  16,685,937.50     2.930000  %    160,394.00
A-3     76111XEZ2             0.00           0.00     5.070000  %          0.00
A-4     76111XFA6    11,480,000.00  11,480,000.00     5.250000  %          0.00
A-5     76111XFB4    35,228,000.00  16,596,134.36     5.250000  %  2,029,980.21
A-6     76111XFC2    16,285,000.08           0.00     5.250000  %          0.00
A-7     76111XFD0    18,000,000.00  18,885,450.12     5.250000  %          0.00
A-8     76111XFE8    29,494,000.00  29,494,000.00     5.250000  %          0.00
A-9     76111XFF5       506,000.00     506,000.00     5.250000  %          0.00
A-10    76111XFG3   135,499,999.92  94,849,457.37     5.250000  %  2,960,865.04
A-P     76111XFH1       116,391.87     114,428.24     0.000000  %      2,304.75
A-V     76111XFJ7             0.00           0.00     0.382836  %          0.00
R-I     76111XFK4           100.00           0.00     5.250000  %          0.00
R-II    76111XFL2           100.00           0.00     5.250000  %          0.00
M-1     76111XFM0     4,000,700.00   3,955,409.66     5.250000  %      4,291.93
M-2     76111XFN8     1,384,600.00   1,368,925.49     5.250000  %      1,485.39
M-3     76111XFP3       923,100.00     912,649.95     5.250000  %        990.30
B-1     76111XFQ1       615,400.00     608,433.30     5.250000  %        660.20
B-2     76111XFR9       461,600.00     456,374.41     5.250000  %        495.20
B-3     76111XFS7       307,733.57     304,249.84     5.250000  %        330.13

-------------------------------------------------------------------------------
                  307,697,725.44   232,926,512.74                  5,514,663.95
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       122,363.54    475,230.34            0.00       0.00     36,356,195.70
A-2        40,741.50    201,135.50            0.00       0.00     16,525,543.50
A-3        70,498.09     70,498.09            0.00       0.00              0.00
A-4        50,225.00     50,225.00            0.00       0.00     11,480,000.00
A-5        72,608.09  2,102,588.30            0.00       0.00     14,566,154.15
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00       82,623.84       0.00     18,968,073.96
A-8       129,036.25    129,036.25            0.00       0.00     29,494,000.00
A-9         2,213.75      2,213.75            0.00       0.00        506,000.00
A-10      414,966.38  3,375,831.42            0.00       0.00     91,888,592.33
A-P             0.00      2,304.75            0.00       0.00        112,123.49
A-V        74,310.57     74,310.57            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        17,304.92     21,596.85            0.00       0.00      3,951,117.73
M-2         5,989.05      7,474.44            0.00       0.00      1,367,440.10
M-3         3,992.84      4,983.14            0.00       0.00        911,659.65
B-1         2,661.90      3,322.10            0.00       0.00        607,773.10
B-2         1,996.64      2,491.84            0.00       0.00        455,879.21
B-3         1,331.09      1,661.22            0.00       0.00        303,919.71

-------------------------------------------------------------------------------
        1,010,239.61  6,524,903.56       82,623.84       0.00    227,494,472.63
===============================================================================









































Run:        04/26/05     10:57:30
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1    1000.000000    9.612526     3.333333    12.945859   0.000000  990.387474
A-2    1000.000000    9.612526     2.441667    12.054193   0.000000  990.387474
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     471.106346   57.624055     2.061090    59.685145   0.000000  413.482291
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1049.191673    0.000000     0.000000     0.000000   4.590213 1053.781887
A-8    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    699.995996   21.851403     3.062483    24.913886   0.000000  678.144593
A-P     983.129179   19.801641     0.000000    19.801641   0.000000  963.327538
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     988.679397    1.072795     4.325473     5.398268   0.000000  987.606602
M-2     988.679396    1.072794     4.325473     5.398267   0.000000  987.606602
M-3     988.679400    1.072798     4.325469     5.398267   0.000000  987.606602
B-1     988.679400    1.072798     4.325479     5.398277   0.000000  987.606602
B-2     988.679393    1.072790     4.325477     5.398267   0.000000  987.606602
B-3     988.679380    1.072779     4.325462     5.398241   0.000000  987.606601

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1 (POOL #  4803)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4803
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       48,401.91
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,145.89

SUBSERVICER ADVANCES THIS MONTH                                       10,391.43
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     870,757.67

 (B)  TWO MONTHLY PAYMENTS:                                    1     950,287.15

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     227,494,472.64

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          498

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,179,281.19

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.73296900 %     2.67897800 %    0.58776370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.65858400 %     2.73862368 %    0.60144160 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,076,977.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,076,977.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.95683443
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.00

POOL TRADING FACTOR:                                                73.93440179

Run:        04/07/05     13:16:09                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XEX7    36,709,062.50  36,356,195.70     4.000000  %    369,111.02
A-2     76111XEY5    16,685,937.50  16,525,543.50     3.050000  %    167,777.74
A-3     76111XEZ2             0.00           0.00     4.950000  %          0.00
A-4     76111XFA6    11,480,000.00  11,480,000.00     5.250000  %          0.00
A-5     76111XFB4    35,228,000.00  14,566,154.15     5.250000  %  1,217,241.05
A-6     76111XFC2    16,285,000.08           0.00     5.250000  %          0.00
A-7     76111XFD0    18,000,000.00  18,968,073.96     5.250000  %          0.00
A-8     76111XFE8    29,494,000.00  29,494,000.00     5.250000  %          0.00
A-9     76111XFF5       506,000.00     506,000.00     5.250000  %          0.00
A-10    76111XFG3   135,499,999.92  91,888,592.33     5.250000  %  2,042,174.37
A-P     76111XFH1       116,391.87     112,123.49     0.000000  %        203.10
A-V     76111XFJ7             0.00           0.00     0.381708  %          0.00
R-I     76111XFK4           100.00           0.00     5.250000  %          0.00
R-II    76111XFL2           100.00           0.00     5.250000  %          0.00
M-1     76111XFM0     4,000,700.00   3,951,117.73     5.250000  %      4,349.58
M-2     76111XFN8     1,384,600.00   1,367,440.10     5.250000  %      1,505.34
M-3     76111XFP3       923,100.00     911,659.65     5.250000  %      1,003.60
B-1     76111XFQ1       615,400.00     607,773.10     5.250000  %        669.06
B-2     76111XFR9       461,600.00     455,879.21     5.250000  %        501.86
B-3     76111XFS7       307,733.57     303,919.71     5.250000  %        334.57

-------------------------------------------------------------------------------
                  307,697,725.44   227,494,472.63                  3,804,871.29
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       121,187.32    490,298.34            0.00       0.00     35,987,084.68
A-2        42,002.42    209,780.16            0.00       0.00     16,357,765.76
A-3        68,167.87     68,167.87            0.00       0.00              0.00
A-4        50,225.00     50,225.00            0.00       0.00     11,480,000.00
A-5        63,726.92  1,280,967.97            0.00       0.00     13,348,913.10
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00       82,985.32       0.00     19,051,059.28
A-8       129,036.25    129,036.25            0.00       0.00     29,494,000.00
A-9         2,213.75      2,213.75            0.00       0.00        506,000.00
A-10      402,012.59  2,444,186.96            0.00       0.00     89,846,417.96
A-P             0.00        203.10            0.00       0.00        111,920.39
A-V        72,363.62     72,363.62            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        17,286.14     21,635.72            0.00       0.00      3,946,768.15
M-2         5,982.55      7,487.89            0.00       0.00      1,365,934.76
M-3         3,988.51      4,992.11            0.00       0.00        910,656.05
B-1         2,659.01      3,328.07            0.00       0.00        607,104.04
B-2         1,994.47      2,496.33            0.00       0.00        455,377.35
B-3         1,329.65      1,664.22            0.00       0.00        303,585.14

-------------------------------------------------------------------------------
          984,176.07  4,789,047.36       82,985.32       0.00    223,772,586.66
===============================================================================









































Run:        04/07/05     13:16:09
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     990.387474   10.055038     3.301292    13.356330   0.000000  980.332436
A-2     990.387475   10.055038     2.517235    12.572273   0.000000  980.332436
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     413.482291   34.553226     1.808985    36.362211   0.000000  378.929065
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1053.781887    0.000000     0.000000     0.000000   4.610296 1058.392182
A-8    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    678.144593   15.071398     2.966883    18.038281   0.000000  663.073196
A-P     963.327567    1.745053     0.000000     1.745053   0.000000  961.582514
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     987.606603    1.087207     4.320779     5.407986   0.000000  986.519396
M-2     987.606605    1.087209     4.320779     5.407988   0.000000  986.519396
M-3     987.606602    1.087206     4.320778     5.407984   0.000000  986.519396
B-1     987.606608    1.087212     4.320783     5.407995   0.000000  986.519396
B-2     987.606593    1.087197     4.320776     5.407973   0.000000  986.519396
B-3     987.606602    1.087207     4.320783     5.407990   0.000000  986.519395

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1 (POOL #  4803)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4803
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       47,360.16
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,241.28

SUBSERVICER ADVANCES THIS MONTH                                        8,420.34
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     503,655.24

 (B)  TWO MONTHLY PAYMENTS:                                    1     949,225.35

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     223,772,586.66

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          490

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,471,431.55

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.65858400 %     2.73997400 %    0.60114520 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.60672300 %     2.78110874 %    0.61077640 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,253,407.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,253,407.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.95601668
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              341.80

POOL TRADING FACTOR:                                                72.72481015

Run:        04/25/05     12:55:09                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XEX7    36,709,062.50  35,987,084.68     4.000000  %    384,773.18
A-2     76111XEY5    16,685,937.50  16,357,765.76     3.250000  %    174,896.90
A-3     76111XEZ2             0.00           0.00     4.750000  %          0.00
A-4     76111XFA6    11,480,000.00  11,480,000.00     5.250000  %          0.00
A-5     76111XFB4    35,228,000.00  13,348,913.10     5.250000  %  1,580,288.83
A-6     76111XFC2    16,285,000.08           0.00     5.250000  %          0.00
A-7     76111XFD0    18,000,000.00  19,051,059.28     5.250000  %          0.00
A-8     76111XFE8    29,494,000.00  29,494,000.00     5.250000  %          0.00
A-9     76111XFF5       506,000.00     506,000.00     5.250000  %          0.00
A-10    76111XFG3   135,499,999.92  89,846,417.96     5.250000  %  2,491,360.23
A-P     76111XFH1       116,391.87     111,920.39     0.000000  %        202.89
A-V     76111XFJ7             0.00           0.00     0.380962  %          0.00
R-I     76111XFK4           100.00           0.00     5.250000  %          0.00
R-II    76111XFL2           100.00           0.00     5.250000  %          0.00
M-1     76111XFM0     4,000,700.00   3,946,768.15     5.250000  %      4,356.40
M-2     76111XFN8     1,384,600.00   1,365,934.76     5.250000  %      1,507.71
M-3     76111XFP3       923,100.00     910,656.05     5.250000  %      1,005.17
B-1     76111XFQ1       615,400.00     607,104.04     5.250000  %        670.12
B-2     76111XFR9       461,600.00     455,377.35     5.250000  %        502.64
B-3     76111XFS7       307,733.57     303,585.14     5.250000  %        335.10

-------------------------------------------------------------------------------
                  307,697,725.44   223,772,586.66                  4,639,899.17
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       119,956.95    504,730.13            0.00       0.00     35,602,311.50
A-2        44,302.28    219,199.18            0.00       0.00     16,182,868.86
A-3        64,749.49     64,749.49            0.00       0.00              0.00
A-4        50,225.00     50,225.00            0.00       0.00     11,480,000.00
A-5        58,401.49  1,638,690.32            0.00       0.00     11,768,624.27
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00       83,348.39       0.00     19,134,407.67
A-8       129,036.25    129,036.25            0.00       0.00     29,494,000.00
A-9         2,213.75      2,213.75            0.00       0.00        506,000.00
A-10      393,078.08  2,884,438.31            0.00       0.00     87,355,057.73
A-P             0.00        202.89            0.00       0.00        111,717.50
A-V        71,040.62     71,040.62            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        17,267.11     21,623.51            0.00       0.00      3,942,411.75
M-2         5,975.96      7,483.67            0.00       0.00      1,364,427.05
M-3         3,984.12      4,989.29            0.00       0.00        909,650.88
B-1         2,656.08      3,326.20            0.00       0.00        606,433.92
B-2         1,992.28      2,494.92            0.00       0.00        454,874.71
B-3         1,328.18      1,663.28            0.00       0.00        303,250.04

-------------------------------------------------------------------------------
          966,207.64  5,606,106.81       83,348.39       0.00    219,216,035.88
===============================================================================









































Run:        04/25/05     12:55:09
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1(POOL #  4803)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4803
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     980.332436   10.481695     3.267775    13.749470   0.000000  969.850742
A-2     980.332436   10.481695     2.655067    13.136762   0.000000  969.850742
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     378.929065   44.858886     1.657815    46.516701   0.000000  334.070179
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1058.392183    0.000000     0.000000     0.000000   4.630466 1063.022648
A-8    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    663.073196   18.386422     2.900945    21.287367   0.000000  644.686773
A-P     961.582551    1.743163     0.000000     1.743163   0.000000  959.839388
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     986.519397    1.088909     4.316022     5.404931   0.000000  985.430488
M-2     986.519394    1.088907     4.316019     5.404926   0.000000  985.430488
M-3     986.519395    1.088907     4.316022     5.404929   0.000000  985.430488
B-1     986.519389    1.088902     4.316022     5.404924   0.000000  985.430488
B-2     986.519396    1.088908     4.316031     5.404939   0.000000  985.430488
B-3     986.519383    1.088896     4.316006     5.404902   0.000000  985.430487

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:10                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-S1 (POOL #  4803)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4803
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,470.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,852.18

SUBSERVICER ADVANCES THIS MONTH                                       12,910.78
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     853,518.56

 (B)  TWO MONTHLY PAYMENTS:                                    1     948,158.35

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     219,216,035.89

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          480

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,309,535.15

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.60672300 %     2.78250000 %    0.61047090 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.53998200 %     2.83578237 %    0.62278950 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,253,407.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,253,407.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.95318120
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.80

POOL TRADING FACTOR:                                                71.24395722